Exhibit 10.1

ASSIGNMENT & AMENDMENT AGREEMENT

ASSIGNMENT AGREEMENT dated as of July 29, 2011, among American Capital Agency Management, LLC (“Assignor”), American Capital AGNC Management, LLC (“Assignee”) and American Capital Agency Corp. (“Remaining Party”).
WITNESSETH
WHEREAS Assignor and Remaining Party have entered into that certain Management Agreement dated as of May 20, 2008 (the “Agreement”);
WHEREAS Assignor desires to assign to Assignee all its rights, duties and obligations under the Agreement, and to be released from such duties and obligations in accordance with the terms hereof;
WHEREAS Assignee desires to accept such assignment and to assume such rights, duties and obligations in accordance with the terms hereof; and
WHEREAS Assignor and Assignee desire to obtain the written consent of Remaining Party to such assignment, assumption and release, and Remaining Party agrees to grant such consent in accordance with the terms hereof;
NOW, THEREFORE, in consideration of the promises and of the mutual agreements herein contained, the parties hereto agree as follows:
1.    Assignment of Rights
Effective as of and from July 29, 2011 (the “Effective Date”), Assignor hereby assigns to Assignee all its rights, duties and obligations under the Agreement.
2.    Consent and Agreement of Remaining Party
Remaining Party hereby consents to the assignment by Assignor to Assignee and the assumption by Assignee of all the rights, duties and obligations of Assignor under the Agreement and agrees as of and from the Effective Date to accept Assignee as the counterparty in place of Assignor.
3.    Acceptance by Assignee
Assignee hereby accepts the aforesaid assignment to it effective as of and from the Effective Date, and covenants and agrees with the Assignor and Remaining Party that from and after the Effective Date it will be bound by, observe and perform, carry out and fulfill all covenants and agreements required to be observed and performed by the Assignor under the terms of the Agreement, as amended herein, arising from and after the Effective Date.
4.    Release
Assignor agrees that Remaining Party shall be fully released as of and from the Effective Date from its duties and obligations to Assignor under the Agreement. Remaining Party agrees that Assignor shall be fully released as of and from the Effective Date from all of its duties and obligations under the Agreement.
5.    Amendments
Notwithstanding any other provision in the Agreement, each of Assignee, Assignor and Remaining Party hereby agree that the Agreement shall be amended as follows:

(1)	Any reference to American Capital Agency Management, LLC shall be a reference to American Capital AGNC Management, LLC.

6.    Representations
Each of Assignee, Assignor, and Remaining Party hereby represents and warrants to the others that the execution, delivery and performance hereof by it are within its corporate powers, and have been duly authorized by all necessary corporate or other action and that this Assignment Agreement constitutes its legal, valid and binding agreement, enforceable against it in accordance with its terms.
7.     Governing Law
This Assignment Agreement shall be governed by and construed in accordance with the laws of the State of New York (without reference to choice of law doctrine).
8.    Counterparts
This Assignment Agreement may be executed and delivered in counterparts (including by facsimile transmission), each of which will be deemed an original.

IN WITNESS WHEREOF, the parties hereto have executed this Assignment Agreement as of the date first above written.

AMERICAN CAPITAL AGENCY MANAGEMENT, LLC (Assignor)

By:	/s/ Samuel A. Flax
Name:	Samuel A. Flax
Title:	Executive Vice President and Secretary

AMERICAN CAPITAL AGNC MANAGEMENT, LLC (Assignee)

By:	/s/ Samuel A. Flax
Name:	Samuel A. Flax
Title:	Executive Vice President and Secretary

AMERICAN CAPITAL AGENCY CORP. (Remaining Party)

By:	/s/ Samuel A. Flax
Name:	Samuel A. Flax
Title:	Executive Vice President and Secretary